Exhibit 99.1

Fabrinet Announces Third Quarter Fiscal 2015 Financial Results

BANGKOK, Thailand – May 4, 2015 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the third quarter ended March 27, 2015.

Fabrinet reported total revenue of $189.5 million for the third quarter of fiscal 2015, an increase of 13% compared to total revenue of $167.7 million for the comparable period in fiscal 2014. GAAP net income for the third quarter of fiscal 2015 was $10.8 million, or $0.30 per diluted share, compared to GAAP net income of $47.7 million, or $1.33 per diluted share, in the third quarter of fiscal 2014. GAAP net income for the third quarter of fiscal 2014 was positively impacted by $38.2 million, or $1.07 per diluted share, due to the collection of final insurance proceeds. Non-GAAP net income in the third quarter of fiscal 2015 was $13.0 million, or $0.36 per diluted share, compared to non-GAAP net income of $12.3 million, or $0.34 per diluted share, in the same period a year ago.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “Our third quarter results were solid, with revenue and EPS ahead of our expectations. Our initiatives to expand our new product introduction and advanced packaging capabilities are well underway and we are on track to ship our first products from our new west coast facility in the current quarter.”

Business Outlook

Based on information available as of May 4, 2015, Fabrinet is issuing guidance for the fourth quarter of fiscal 2015 as follows:

Fabrinet expects fourth quarter revenue to be in the range of $195 million to $199 million. GAAP net income per share is expected to be in the range of $0.33 to $0.35 with expected non-GAAP net income per share of $0.37 to $0.39, based on approximately 36 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Third Quarter 2015 Financial Results Conference Call
When:	Monday, May 4, 2015
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 18428518
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 18428518
Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the expected timing of shipping our first products from our new west coast facility and all of the statements under the “Business Outlook” section relating to our forecasted operating results for the fourth quarter of fiscal 2015. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on February 3, 2015. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes share-based compensation expenses, executive separation costs, and income (expense) related to flooding. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Jennifer Predmore

215-428-1797

ir@fabrinet.com

Fabrinet

Consolidated Balance Sheets

As of March 27, 2015 and June 27, 2014

(in thousands of U.S. dollars, except share data)	March 27, 2015	June 27, 2014
Assets
Current assets
Cash and cash equivalents	$128,946	$233,477
Marketable securities	125,398	—
Trade accounts receivable, net	120,054	101,168
Inventory, net	126,660	124,570
Deferred tax assets	1,486	1,561
Prepaid expenses	2,272	1,691
Other current assets	1,822	2,010

Total current assets	506,638	464,477

Non-current assets
Property, plant and equipment, net	133,998	97,244
Intangibles, net	45	72
Deferred tax assets	1,690	1,775
Deferred debt issuance cost	2,573	989

Total non-current assets	138,306	100,080

Total assets	$644,944	$564,557

Liabilities and Shareholders’ Equity
Current liabilities
Bank borrowings, including revolving loan and current portion of long-term loan from banks	$36,000	$6,000
Trade accounts payable	103,053	94,853
Equipment-related payable	4,170	1,130
Income tax payable	979	1,024
Accrued payroll, bonus and related expenses	9,977	8,612
Accrued expenses	7,120	4,345
Other payables	6,258	4,665

Total current liabilities	167,557	120,629

Non-current liabilities
Long-term loans from bank, non-current portion	6,000	10,500
Deferred tax liability	1,017	1,040
Severance liabilities	5,001	4,453
Other non-current liabilities	1,691	1,099

Total non-current liabilities	13,709	17,092

Total liabilities	181,266	137,721

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of March 27, 2015 and June 27, 2014)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 35,426,140 shares and 35,152,772 shares issued and outstanding as of March 27, 2015 and June 27, 2014, respectively)	354	352
Additional paid-in capital	87,088	80,882
Retained earnings	376,210	345,602
Accumulated other comprehensive income	26	—

Total shareholders’ equity	463,678	426,836

Total Liabilities and Shareholders’ Equity	$644,944	$564,557

Fabrinet

Consolidated Statements of Operations and Comprehensive Income

For the three and nine months ended March 27, 2015 and March 28, 2014

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
(in thousands of U.S. dollars, except share data)	2015	2014	2015	2014
Revenues	$189,453	$167,657	$567,131	$517,770
Cost of revenues	(167,796)	(150,374)	(503,907)	(461,312)

Gross profit	21,657	17,283	63,224	56,458
Selling, general and administrative expenses	(9,670)	(7,352)	(28,721)	(20,959)
Expenses related to reduction in workforce	—	—	(1,153)	—
Income related to flooding, net	—	38,151	—	44,748

Operating income	11,987	48,082	33,350	80,247
Interest income	258	560	956	1,262
Interest expense	(125)	(172)	(375)	(566)
Foreign exchange (loss) gain, net	(87)	(254)	(110)	46
Other (expense) income	(75)	173	(106)	544

Income before income taxes	11,958	48,389	33,715	81,533
Income tax expense	(1,113)	(727)	(3,108)	(135)

Net income	10,845	47,662	30,607	81,398

Other comprehensive income, before tax:
Change in fair value of marketable securities	450	—	(43)	—
Less: Reclassification adjustment for net loss realized and included in net income	62	—	69	—

Total change in unrealized gain on marketable securities, before tax	512	—	26	—
Income tax expense related to items of other comprehensive income	—	—	—	—

Total other comprehensive income, net of tax	512	—	26	—

Net comprehensive income	$11,357	$47,662	$30,633	$81,398

Earnings per share
Basic	$0.31	$1.36	$0.87	$2.33
Diluted	$0.30	$1.33	$0.85	$2.29
Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	35,406	35,078	35,328	34,878
Diluted	36,110	35,790	35,871	35,504

Fabrinet

Consolidated Statements of Cash Flows

For the nine months ended March 27, 2015 and March 28, 2014

	Nine Months Ended
	March 27,	March 28,
(in thousands of U. S. dollars)	2015	2014
Cash flows from operating activities
Net income for the period	$30,607	$81,398
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	9,261	7,685
Amortization of intangibles	61	72
Loss from sales and maturities of available-for-sale securities	62	—
Gain on disposal of property, plant and equipment	(41)	(1)
Amortization of investment premium	757	—
Amortization of deferred debt issuance costs	377	—
Income related to flooding	—	(45,211)
Proceeds from insurers for inventory losses related to flooding	—	7,416
Reversal of allowance for doubtful accounts	3	(62)
Unrealized (gain) loss on exchange rate and fair value of derivative	(55)	1,027
Share-based compensation	5,806	4,538
Deferred income tax	137	(132)
Other non-cash expenses	1,141	255
Reversal of uncertain tax positions	—	(1,538)
Inventory obsolescence	332	673
Changes in operating assets and liabilities
Trade accounts receivable	(18,889)	37
Inventory	(2,422)	(19,537)
Other current assets and non-current assets	(574)	(889)
Trade accounts payable	8,200	24,392
Income tax payable	(45)	351
Other current liabilities and non-current liabilities	5,763	5,642
Liabilities to third parties due to flood losses	—	(7,512)

Net cash provided by operating activities	40,481	58,604

Cash flows from investing activities
Purchase of available-for-sale securities	(159,396)	—
Proceeds from sales of available-for-sale securities	22,873	—
Proceeds from maturities of available-for-sale securities	10,332	—
Purchase of property, plant and equipment	(42,980)	(7,280)
Purchase of intangibles	(34)	(1)
Proceeds from disposal of property, plant and equipment	46	1
Proceeds from insurers in settlement of claims related to flood damage	—	37,795

Net cash (used in) provided by investing activities	(169,159)	30,515

Cash flows from financing activities
Payment of debt issuance costs	(1,780)	—
Proceed from revolving loan	30,000	—
Repayment of long-term loans from bank	(4,500)	(7,251)
Proceeds from issuance of ordinary shares under employee share option plans	736	3,956
Withholding tax related to net share settlement of restricted share units	(334)	(198)

Net cash provided by (used in) financing activities	24,122	(3,493)

Net (decrease) increase in cash and cash equivalents	$(104,556)	$85,626

Fabrinet

Consolidated Statements of Cash Flows (continued)

For the nine months ended March 27, 2015 and March 28, 2014

	Nine Months Ended
	March 27,	March 28,
(in thousands of U. S. dollars)	2015	2014
Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	$233,477	$149,716
(Decrease) increase in cash and cash equivalents	(104,556)	85,626
Effect of exchange rate on cash and cash equivalents	25	(1,678)

Cash and cash equivalents at end of period	$128,946	$233,664

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Nine Months Ended
	March 27,	March 27,	March 28,	March 28,	March 27,	March 27,	March 28,	March 28,
	2015	2015	2014	2014	2015	2015	2014	2014
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	10,845	0.30	47,662	1.33	30,607	0.85	81,398	2.29
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	379	0.01	290	0.01	1,107	0.03	888	0.03

Total related to gross profit	379	0.01	290	0.01	1,107	0.03	888	0.03

Related to selling, general and administrative expenses:
Share-based compensation expenses	1,630	0.05	1,188	0.03	4,699	0.13	3,650	0.10
Executive separation cost	—	—	547	0.02	—	—	547	0.02
Investigation costs	—	—	—	—	4,100	0.11	—	—

Total related to selling, general and administrative expenses	1,630	0.05	1,735	0.05	8,799	0.25	4,197	0.12

Related to other incomes and other expenses:
Income related to flooding, net	—	—	(38,151)	(1.07)	—	—	(44,748)	(1.26)
Unrealized loss on exchange, net of interest income incurred from income related to flooding	—	—	744	0.02	—	—	744	0.02
Expenses related to reduction in workforce	—	—	—	—	1,153	0.03	—	—
Amortization of debt issuance costs	149	0.00	—	—	377	0.01	—	—

Total related to other incomes and other expenses	149	0.00	(37,407)	(1.05)	1,530	0.04	(44,004)	(1.24)

Related to income tax benefit
Income tax benefit	—	—	—	—	(187)	(0.01)	—	—

Total related to income tax benefit	—	—	—	—	(187)	(0.01)	—	—

Total related to net income & EPS	2,158	0.06	(35,382)	(0.99)	11,249	0.31	(38,919)	(1.10)

Non-GAAP measures	13,003	0.36	12,280	0.34	41,856	1.16	42,479	1.20

Shares used in computing diluted net income per share
GAAP diluted shares		36,110		35,790		35,871		35,504
Non-GAAP diluted shares		36,110		35,790		35,871		35,504